 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2015

000-27763

(Commission file number)

SITESTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	88-0397234
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7109 Timberlake Road

Lynchburg, VA 24502

(Address of principal executive offices) (Zip Code)

(434) 239-4272

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.0.2 Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(b)

The following Item 4.02 disclosure below relates to non-reliance on and restatement of our financial statements for the quarters ended March 31, 2015 and June 30, 2015.

Following a discussion between Dan Judd, CFO and Ciro E. Adams, CPA, LLC, the Company’s independent accountants and the review of the Company’s financial information on Wednesday, September 23, 2015, by letter dated September 25, 2015 Ciro E. Adams, CPA, LLC informed the Company that action should be taken to prevent future reliance on previously completed interim reviews to previously issued financial statements in Form 10-Q for the quarter ended March 31, 2015 and in Form 10-Q for the quarter ended June 30, 2015 for the following reasons:

(i)	For the quarter ended March 31, 2015 the under-accrual of legal fees of $30,000 and no-accrual of legal fees of $40,000 for a settlement entered into on February 6, 2015.
(ii)	For the quarter ended June 30, 2015 the under-accrual of legal fees of $30,000. The financial statements in the Form 10-Q for the quarters ended March 31,2015 and June 30, 2015 should not be relied upon.

In addition, the Company will reclassify certain expenses from the Internet division to the Real Estate division.  These expenses include wages for employees who work in the Real Estate division and rent for storage space used by the Real Estate division.

The Company intends to file a 10-Q/A for each of the quarters ended March 31, 2015 and June 30, 2015 after the financial statements have been corrected and Ciro E. Adams, CPA, LLC has given consent.

The Company’s Board of Directors discussed with the independent accountant the matters disclosed in this filing.

The Company is restating for errors identified in its:

(i)	Professional fees, accounts payable and accrued expenses, and
(ii)	Wages and rental expenses, and the effects of these restatements will be included in the amended Quarterly 10-Q reports for the periods ended March 31, 2015 and June 30, 2015.

The correction of the errors noted in (i) above reduced net income by $70,000, for the period ended March 31, 2015 and by $30,000 for the period ended June 30, 2015. The corrections noted in number (ii) above have no effect on the consolidated net income but reallocates expenses in the Company’s divisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2015		SITESTAR CORPORATION

	By:	/s/Daniel Judd
	Name:	Daniel Judd
	Title:	CFO